Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Modavox Inc (the "Company") on Form 10-KSB for the period ended February 28, 2007 as files with the Securities and Exchange commission on the date hereof (the "Report"), I, David J. Ide, Chief Executive and the principal financial officer of the Company certify, pursuant to 10 U.S.C ss.1350, as adopted pursuant to ss.906 of Sarbanes-Oxley Act of 2002 that to the best of my knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contain in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

BY: /S/ David J. Ide
    ----------------
    DAVID J. IDE
    CHIEF EXECUTIVE OFFICER
    AND PRINCIPAL FINANCIAL OFFICER
    JUNE 13, 2006

A signed original of this written statement required by section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Modavox, Inc. and will be retained by Modavox, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.